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Exhibit 10.9

PROVIDENT BANKSHARES
2001 GROUP MANAGER INCENTIVE PLAN

I.
Objective:

The purpose of this plan is to relate incentive compensation paid to bank management with the achievement of corporate objectives and individual performance that contribute to business success.

II.
Participants:

This plan shall apply to the levels of management defined below:

Group Managers

To be eligible for benefits under this plan each participant must be employed in the above category. For those employed in the above category less than one full year the amount will be pro-rated based on the actual number of full calendar months employed in the above category. Employment as of date of incentive distribution is required to be eligible for payment.

III.
Plan Description

A.
Performance Measures

1.
Corporate

a.
The criteria to be used for the corporate performance measure shall be Earnings Per Share as determined by the Board of Directors.

b.
The target to be used in computing incentive compensation will be achievement of a minimum of 90% of the Earnings Per Share target. The maximum will be 110% of the Earnings Per Share target.

2.
Individual

a.
The criteria to be used for the individual performance measure should be based on achievement of pre-defined goals as set with Executive Management.

B.
Incentive Compensation Computation

1.
Corporate Performance

a.
The minimum available pool to be used for incentive compensation will occur when 90% of the Earnings Per Share target is achieved.

b.
The maximum available pool to be used for incentive compensation will occur when 110% of the Earnings Per Share target is achieved.

2.
Individual Performance

a.
The total of any incentive compensation paid will be based on the performance of the individual as determined by Executive Management.

3.
After final determination of the incentive compensation due to participants all amounts shall be rounded upwards to the nearest $100.

IV.
Payment of Benefits:

A.
Timing: all incentive compensation payable under this plan shall be paid to participants within one month after the end of the corporation's fiscal year.

B.
Deferral: it is intended that all or part of the compensation payable under this plan may be deferred by participants under separate agreement with the corporation. Any decision to defer incentive compensation must be made at the inception of the current year's plan. Access to deferred moneys is guided by IRS regulations applicable to Section 401(k) of the Internal Revenue Code.

V.
Attachments:

  Each year a schedule must be attached to this plan showing the target and the maximum level of incentive compensation set by the Board of Directors. This attachment shall be an integral part of this plan.

PROVIDENT BANKSHARES
2001 GROUP MANAGER INCENTIVE PLAN
ATTACHMENT
SLIDING SCALE

Earnings Per Share Target	Percentage Pay-out of Base Salary
$1.76-$2.16	10-40%

PARTICIPANTS

Group Managers	Enos Fry Russell Johnson John King Hugh Newton Les Patrick Jeanne Uphouse

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PROVIDENT BANKSHARES 2001 GROUP MANAGER INCENTIVE PLAN
PROVIDENT BANKSHARES 2001 GROUP MANAGER INCENTIVE PLAN ATTACHMENT SLIDING SCALE
PARTICIPANTS